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                                                     EXHIBIT (d)(2)(O)

                            AMENDMENT NO. 1
                                  TO
                         SUBADVISORY AGREEMENT

    This Amendment No.1, effective as of January 3, 2000, amends the Subadvisory Agreement (the "Agreement"), dated February 26, 1999, among GCG Trust (the "Trust"), a Massachusetts business trust, Directed Services, Inc. (the "Manager"), a New York Corporation and A I M Capital Management, Inc. (the "Sub-Adviser"), a Texas corporation.

                          W I T N E S S E T H

    WHEREAS, the parties desire to amend the Agreement and agree that the amendments will not become effective until January 3, 2000.

    NOW, THEREFORE, the parties agree as follows:

    1. Reference to the Sub-Adviser as a Delaware corporation in the initial paragraph of the Agreement is hereby changed to refer to the Sub-Adviser as a Texas corporation.

    2. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the following:

                              SCHEDULE B
                                 TO
                        SUBADVISORY AGREEMENT

Fee Schedule
------------

Pursuant to Section 5 of the Sub-Advisory Agreement among GCG Trust, Directed Services, Inc. and A I M Capital Management, Inc., (the "Sub-Adviser"), the fees payable to the Sub-Adviser shall be calculated by applying the following rates to the average daily net assets of the Portfolios as indicated below:

     Portfolio                                         Annual Rate
     ---------                                         -----------
Capital Appreciation Portfolio
     First $50 million.......................................0.50%
     Over $50 million and up to $200 million.................0.475%
     Over $200 million and up to $500 million................0.45%
     Over $500 million.......................................0.40%

Strategic Equity Portfolio
     First $50 million.......................................0.50%
     Over $50 million and up to $200 million.................0.475%
     Over $200 million and up to $500 million................0.45%
     Over $500 million.......................................0.40%


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     3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date indicated below.

Date: ______________, 1999


                                     GCG TRUST

Attest: ________________________     By: Barnett Chernow
                                         --------------------
                                     Name:/s/ Barnett Chernow
                                          -------------------
                                     Title: President
                                           ------------------

                                     DIRECTED SERVICES, INC.

Attest: ________________________     By: David L. Jacobson
                                         --------------------
                                     Name:/s/ David L. Jacobson
                                          -------------------
                                     Title: Senior Vice President
                                           ------------------

                                     A I M CAPITAL MANAGEMENT, INC.

Attest: /s/ Nancy L. Martin          By: Gary T. Crum
        ------------------------         --------------------
                                     Name:/s/ Gary T. Crum
                                          -------------------
                                     Title: President
                                           ------------------


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